Exhibit 10.3

AMENDED EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDED EXECUTIVE EMPLOYMENT AGREEMENT (“AMENDMENT’) is made as of the 3rd day of June 2022, by and between Webstar Technology Group, a Wyoming corporation and having its principal place of business at 4231 Walnut Bend, Jacksonville, Florida 32257 (the “Employer”) and James Owens, 4231 Walnut Bend, Jacksonville, Florida 32257 (the “Employee”), collectively the ‘PARTIES’.

WHEREAS: The PARTIES hereto previously entered into an Executive Employment Agreement (“Agreement”) the first day of January 2020 and now desire to amend certain aspects of the Agreement as part and parcel of a SETTLEMENT AGREEMENT TO COMPROMISE DEBT, which is dated this same day.

IN CONSIDERATION of the promises and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged) the PARTIES agree as follows:

1. Compensation

The PARTIES hereby agree to delete the following in “Section 3. Compensation”:

“As compensation for all services provided, the Employee shall be paid an annual wage of $350,000, payable bi-weekly, and will be subject to an annual performance evaluation. In addition, Employee will be eligible for an annual bonus, as determined by the Board of Directors. All payments made will be subject to mandatory deductions by the Employer (Federal Taxes, Social Security, Medicare).”

The PARTIES hereby agree to replace the deletion with the following:

“As compensation for all services provided, the Employee shall be paid an annual wage of $1.00 and will be subject to an annual performance evaluation. In addition, Employee will be eligible for an annual bonus, as determined by the Board of Directors. All payments made will be subject to mandatory deductions by the Employer (Federal Taxes, Social Security, Medicare).”

IN Witness Whereof, the parties have caused this AMENDMENT to be effective as of the date first written above.

Webstar Technology Group (‘Employer’)		James Owens (‘Employee’)

By:	/S/ Don D. Roberts	/S/ James Owens
Don D. Roberts
President & CEO